Exhibit 10.60

ASSIGNMENT AND ASSUMPTION AND CONSENT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AND CONSENT AGREEMENT (this “Agreement”) is dated as of the 25th day of March, 2009, among 731 OFFICE ONE LLC, a Delaware limited liability company, having an address c/o Alexander’s Inc., 888 Seventh Avenue, New York, New York 10019 (“Landlord”), CITICORP NORTH AMERICA, INC., a Delaware corporation, having an address c/o City Realty Services, Two Court Square – 4th Floor, Long Island City, New York 11120 (“Assignor”), and BLOOMBERG L.P., a Delaware limited partnership, having an address at 731 Lexington Avenue, New York, New York 10022 (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to an Agreement of Lease (the “Original Lease”), dated as of February 7, 2005, between Landlord, as landlord, and Citibank, N.A. (“Citibank”), as tenant, Landlord did demise and let to Citibank, and Citibank did hire and take from Landlord, certain premises in the building that is known by the street address of 731 Lexington Avenue, New York, New York 10022, on the terms and subject to the conditions set forth therein;

WHEREAS, the Original Lease was amended pursuant to (i) a side letter agreement (the “First Side Letter Agreement”), dated February 7, 2005, between Landlord and Citibank, and (ii) a side letter agreement (the “Second Side Letter Agreement”), dated February 7, 2005, between Landlord, Citibank and Assignee (the Original Lease, as so amended by the First Side Letter and the Second Side Letter Agreement, being referred to herein as the “Lease”);

WHEREAS, pursuant to the Assignment and Assumption Agreement (the “Citibank Assignment Agreement”), dated as of January 21, 2009, between Citibank, as assignor, and Assignor, as assignee, Citibank assigned all of Citibank’s right, title and interest in and to the Lease to Assignor, and Assignor accepted such assignment and assumed all of the obligations of Citibank as tenant under the Lease;

WHEREAS, Assignor and Assignee have entered into an Amended and Restated Transfer and Escrow Agreement (the “Transfer Agreement”), dated as of the date hereof;

WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Lease and the documents (the “Other Lease Documents”) set forth on Exhibit “A” attached hereto and made a part hereof, and Assignee desires to accept such assignment and assume all of Assignor’s obligations under the Lease and the Other Lease Documents, in each case, to the extent accruing from and after the date hereof;

WHEREAS, the Lease requires Assignor to obtain the consent of Landlord to any such assignment and assumption of the Lease; and

WHEREAS, Landlord desires to so consent to such assignment and assumption of the Lease, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the mutual receipt and legal sufficiency of which the parties hereto hereby acknowledge, Landlord, Assignor and Assignee hereby agree as follows:

1.            Definitions. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Lease.

2.	Assignment and Assumption.

(a)       Effective as of the date hereof, (i) Assignor hereby grants, assigns, transfers and conveys and sets over to Assignee all of Assignor’s right, title and interest, as tenant, in, to and under the Lease, and (ii) Assignee hereby accepts such grant, assignment, transfer and conveyance from Assignor, and agrees to perform and fulfill all of the terms, covenants, and obligations that are imposed upon the tenant under the Lease, in each case, to the extent accruing from and after the date hereof.

(b)       Effective as of the date hereof, (i) Assignor hereby grants, assigns, transfers and conveys and sets over to Assignee all of Assignor’s right, title and interest, in, to and under the Other Lease Documents, and (ii) Assignee hereby accepts such grant, assignment, transfer and conveyance from Assignor, and agrees to perform and fulfill all of the terms, covenants, and obligations that are imposed upon Assignor under the Other Lease Documents, in each case, to the extent accruing from and after the date hereof.

3.        Consent. In reliance upon the agreements and representations contained in this Agreement, Landlord hereby consents to the aforementioned assignment and assumption of the Lease (the aforementioned assignment and assumption of the Lease being referred to herein as the “Bloomberg Assignment”).

4.        Representations and Warranties. Assignor and Assignee represent and warrant to Landlord that (i) no rent or other consideration is being paid or is payable to Assignor by Assignee for the right to use or occupy the space demised under the Lease (the “Premises”) or for the use, sale or rental of Assignor’s fixtures, leasehold improvements, equipment, furniture or other personal property in excess of the Fixed Rent and any additional rent payable pursuant to the Lease, (ii) a true, correct and complete copy of the Transfer Agreement is attached hereto as Exhibit “B” and made a part hereof, and (iii) the Transfer Agreement and this Agreement constitute the entire agreement of Assignor and Assignee with respect to the Bloomberg Assignment.

5.        No Waiver, Modification, Etc. Neither Landlord’s execution and delivery of this Agreement, nor any acceptance of rent or other consideration from Assignor or Assignee by Landlord or Landlord’s agent, shall operate to or be construed to (a) modify, waive, impair, release or in any manner affect any of the provisions, covenants, agreements, terms or conditions contained in the Lease or Assignor’s or Assignee’s obligations or liability thereunder, (b) waive any of Assignor’s or Assignee’s breach or violation of any provision of the Lease or any rights or remedies of Landlord against any person, firm, association or corporation liable or responsible for the performance thereof, (c) enlarge or increase Landlord’s obligations or diminish Landlord’s rights under the Lease or otherwise, or (d) enlarge or increase any of Assignor’s or Assignee’s obligations or rights or diminish Assignor’s or Assignee’s obligations or rights under the Lease or otherwise; and all provisions, covenants, agreements, terms, rights and conditions of the Lease are hereby ratified and affirmed. Except as provided in Paragraph 3 hereof, Landlord’s consent to the Bloomberg Assignment shall not constitute a consent to any sale, assignment, transfer or disposition of Assignor’s or Assignee’s interests or rights under the Lease, including, without limitation, any assignment of the tenant’s interest under the Lease from Assignee to Assignor, or a subleasing of the Premises (or any portion thereof) thereunder, and, except as expressly permitted under the Lease, no such sale, assignment, transfer, disposition, or subleasing shall be made without the prior written approval of Landlord pursuant to and in accordance with the provisions of the Lease.

6.        No Approval of Transfer Agreement. Nothing contained herein shall be construed as a consent to, or approval of, or ratification by Landlord of any of the terms of the Transfer Agreement, or as a representation or warranty by Landlord (except as expressly provided herein). Landlord has not, and shall not, review or pass upon any of the specific terms of the Transfer Agreement and shall not be bound or estopped in any way by the specific terms of the Transfer Agreement. Landlord’s consent to the Bloomberg Assignment shall not constitute consent to the performance of Alterations or to any other matter that may be referred to or contemplated by the Transfer Agreement.

7.        Continuing Liability. Nothing contained in this Agreement shall be construed as relieving or releasing the Assignor from any of its obligations under the Lease, and it is expressly understood that Assignor shall remain liable for such obligations notwithstanding subsequent assignment(s), sublease(s) or transfer(s) of the interest of the Assignee under the Lease, as provided in Section 17.1(G) of the Lease.

8.        Costs For Consent. Assignor acknowledges and agrees that in connection with the Bloomberg Assignment Landlord has incurred costs in an amount (the “Assignment Amount”) equal to Seventy-Nine Thousand Five Hundred Eighty-Six and 21/100 Dollars ($79,586.21). Assignor agrees to pay the Assignment Amount to Landlord within ten (10) days after the date hereof.

9.        Defaults. Assignor and Assignee acknowledge and agree that a material default of Assignor or Assignee hereunder that continues for twenty (20) days after Landlord has notified Assignor or Assignee, as the case may be, of such material default shall constitute an Event of Default under the Lease and Landlord shall have the right and may purse all of the rights, powers and remedies provided for in the Lease or at law or in equity or by statute or otherwise with respect to defaults, provided, however, if such material default cannot be cured within such twenty (20) day period, and Assignor or Assignee, as the case may be, notifies Landlord that it wishes to extend its cure period, then Landlord shall allow Assignor or Assignee, as the case may be, such additional reasonable period of time as is required to cure the same so long as such cure has been commenced within such twenty (20) day period and is being diligently pursued to completion.

10.      Entire Agreement. This Agreement contains the entire agreement of Landlord, on the one hand, and Assignor and Assignee, on the other hand, with respect to the matters contained herein and may not be modified, amended or otherwise changed except by a written instrument signed by the parties sought to be bound.

11.      Governing Law. This Agreement shall for all purposes be construed in accordance with, and governed by, the laws of the State of New York.

12.      Broker. Assignor and Assignee each represent and warrant to Landlord that it has not dealt with any broker in connection with this Agreement, other than CB Richard Ellis, Inc. (“Broker”). The execution and delivery of this Agreement by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty of Assignor and Assignee. Assignor shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any person who shall claim to have dealt with Assignor in connection with this Agreement (including Broker), and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. Assignor shall be entitled, at its sole cost and expense, to defend any such claim with counsel reasonably approved by Landlord, and to settle any such claim at Assignor’s sole cost and expense. Assignee shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any person who shall claim to have dealt with Assignee in connection with this Agreement (including Broker), and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. Assignee shall be entitled, at its sole cost and expense, to defend any such claim with counsel reasonably approved by Landlord, and to settle any such claim at Assignee’s sole cost and expense. The provisions of this Paragraph 12 shall survive the cancellation or expiration of the Lease, and this Agreement.

13.	Miscellaneous.

(a)       Subject to the limitations set forth in the Lease, each right and remedy of Landlord provided for in this Agreement or in the Lease shall be cumulative and shall be in addition to every other right and remedy provided for herein and therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or commencing of the exercise by Landlord of any one or more of the rights or remedies so provided for or existing shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies so provided for or so existing.

(b)       The terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns except that no violation of the provisions of Paragraph 5 hereof shall operate to vest any rights in any successor or assignee of Assignor or Assignee.

(c)       If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(d)       The captions contained in this Agreement are for convenience only and shall in no way define, limit or extend the scope or intent of this Agreement or any particular paragraph hereof, nor shall such captions affect the construction hereof.

(e)       This Agreement may be executed in several counterparts and transmitted by facsimile or e-mail, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

(f)        Assignor and Assignee each represents and warrants that each has full right, power and authority to enter into this Agreement and that the person or persons executing this Agreement on behalf of Assignor or Assignee, as the case may be, are duly authorized to do so.

(g)       Landlord represents and warrants to Assignor and Assignee that (i) it is the owner of a fee simple interest in the condominium unit of which the Premises is a part, (ii) it has full right, power and authority to enter into this Agreement and that the person or persons executing this Agreement on behalf of Landlord are duly authorized to do so, and (iii) to the actual knowledge of Landlord, neither Assignor nor Citibank is in default under the Lease, and no event exists which, but for the giving of notice or the passage of time, would constitute an Event of Default by Citibank or Assignor under the Lease.

(h)       Assignor and Assignee represent and warrant to Landlord that to the actual knowledge of Assignor and Assignee, Landlord is not in default under the Lease and no event exists which, but for the giving of notice or the passage of time, would constitute an Event of Default by Landlord under the Lease.

(i)        This Agreement is offered for signature by Assignor and Assignee and it is understood that this Agreement shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a copy of this Agreement to both Assignor and Assignee.

(j)        In accordance with Section 28.1 of the Original Lease, any notice, demands, requests or other communications given or required to be given under the Lease to Tenant by Landlord shall be delivered to Tenant at the following address: Bloomberg L.P., 731 Lexington Avenue, New York, New York 10022, Attention: Peter Smith, Director of Global Leasing.

(k)       Landlord acknowledges that on the date hereof (or promptly thereafter) Assignor and Assignee shall execute and deliver that certain Memorandum of Assignment in the form attached hereto as Exhibit “C” and duly submit same (or cause same to be duly submitted) for recording with the Office of the New York City

Register, New York County.

IN WITNESS WHEREOF, Landlord, Assignor and Assignee have respectively executed this Agreement as of the 25th day of March, 2009.

LANDLORD: 731 OFFICE ONE LLC

By: 731 Office One Holding LLC, member

By: Alexander’s Inc., member

By:
Name: Title:

ASSIGNOR: CITICORP NORTH AMERICA, INC.

By:
Name: Title:

ASSIGNEE: BLOOMBERG L.P. By: Bloomberg Inc., its general partner

By:
Name: Title:

Exhibit “A”

Other Lease Documents

1.	Condominium Recognition and Attornment Agreement with The Board of Managers of the Beacon Court Condominium dated as of February 7, 2005
2.	Subordination, Nondisturbance and Attornment Agreement with Wells Fargo Bank National Association as trustee dated as of February 7, 2005
3.	Letter regarding parking between 150 East 58th Street LLC and Citibank dated as of February 7, 2005
4.	Memorandum of Lease dated as of February 7, 2005
5.	Assignment and Assumption Agreement by Citibank, N.A., as assignor, and Citicorp North America, Inc., as assignee
6.	Memorandum of Assignment by Citibank, N.A., as assignor, and Citicorp North America, Inc., as assignee

Exhibit “B”

Transfer Agreement

(See attached)

Exhibit “C”

FORM OF MEMORANDUM OF ASSIGNMENT OF LEASE

CITICORP NORTH AMERICA, INC.

Assignor,
-and-

BLOOMBERG L.P.,

Assignee.

MEMORANDUM OF ASSIGNMENT OF LEASE

Dated as of ________

The Premises affected by the within instrument lies in the

City of New York, County of New York, State of New York

Address of Property:	731 Lexington Avenue, New York, New York
Section: 5 Block: 1313 Lot: 1003
Record and Return to: WILLKIE FARR & GALLAGHER LLP 787 Seventh Avenue New York, New York 10019 Attention: Steven D. Klein, Esq.

MEMORANDUM OF ASSIGNMENT OF LEASE

THIS MEMORANDUM OF ASSIGNMENT OF LEASE (this “Memorandum”) is made and entered into as of 25th, 2009, by and between CITICORP NORTH AMERICA, INC., a national banking association (“Assignor”), and BLOOMBERG L.P., a Delaware limited partnership (“Assignee”).

WITNESSETH:

WHEREAS, 731 Office One LLC, a Delaware limited liability company (“Landlord”) and Assignor entered into that certain Lease dated as of February 7, 2005 (as the same may be modified, amended or supplemented from time to time, the “Lease”);

WHEREAS, the Lease pertains to certain premises located at Block 1313, Lot 1003 in the City of New York, County of New York, State of New York (the “Premises”);

WHEREAS, pursuant to that certain Assignment and Assumption and Consent Agreement dated as of 25th, 2009 between Assignor, Assignee and Landlord (the “Assignment”), Assignor has assigned to Assignee, and Assignee has assumed from Assignor, all of Assignor’s rights and obligations under the Lease;

WHEREAS, pursuant to the Assignment Landlord has consented to the Assignment per the terms of the Lease; and

WHEREAS, Assignor and Assignee desire to submit this Memorandum for recording with the Office of the New York City Register, New York County to evidence the Assignment by the recitations contained in this Memorandum.

NOW, THEREFORE, Assignor and Assignee affirm that:

1.        Capitalized items not otherwise defined herein shall have the meaning given such terms in the Assignment.

2.        Assignee is the Tenant (as defined in the Lease) under the Lease and all notices required to be sent to Tenant under the Lease shall be sent to Assignee at the following address:

BLOOMBERG L.P.

731 Lexington Avenue

New York, New York 10022

Attention: Peter Smith, Director of Global Leasing

3.        Assignor has certain rights of reassignment with respect to the Lease, which are (i) more particularly set forth in that certain Amended and Restated Transfer and Escrow Agreement between Assignor and Assignee, dated as of March 25th, 2009 and are (ii) subject, in all respects, to, among other things, the terms of the Lease and Landlord’s prior written consent thereunder.

4.        This Memorandum is subject to all conditions, terms and provisions of the Lease and the Assignment, which agreements are hereby adopted and made a part hereof by reference in the same manner as if all the provisions thereof were copied herein in full.

5.        In the event of a conflict between the terms of the Lease or the Assignment, on the one hand, and this Memorandum, on the other hand, the Lease or the Assignment, as the case may be, shall prevail. Reference should be made to the Lease and the Assignment for a more detailed description of all matters contained in this Memorandum.

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IN WITNESS WHEREOF, Assignor and Assignee have respectively executed and delivered this Memorandum of Assignment of Lease as of the date first above written.

CITICORP NORTH AMERICA, INC., Assignor

By:
Name: Title:

BLOOMBERG L.P., Assignee

By: Bloomberg Inc., its general partner

By:
Name: Title:

STATE OF NEW YORK	)
)	ss.:
COUNTY OF NEW YORK	)

On the __ day of __________, 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and who acknowledged to me that such individual executed such instrument in such individual’s capacity, and that by such individual’s signature on such instrument, such individual, or the person upon behalf of which such individual acted, executed the instrument.

Notary public

STATE OF NEW YORK	)
)	ss.:
COUNTY OF NEW YORK	)

On the __ day of _________, 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and who acknowledged to me that such individual executed such instrument in such individual’s capacity, and that by such individual’s signature on such instrument, such individual, or the person upon behalf of which such individual acted, executed the instrument.

Notary public